UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

Chapter 11
In re:
AMR Corporation, et al. Debtors	Case No. 11-15463-SHL (jointly administered)

MONTHLY OPERATING REPORT

FOR THE MONTH ENDED DECEMBER 31, 2011

DEBTORS’ ADDRESS:

AMR Corporation
4333 Amon Carter Blvd.
Fort Worth, Texas 76155

DEBTORS’ ATTORNEYS:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153

DISBURSEMENTS (IN THOUSANDS):                                                                                                                    $  2,189,001
FOR THE MONTH ENDED DECEMBER 31, 2011

CONSOLIDATED NET LOSS (IN MILLIONS):                                                                                                          $          904
FOR THE MONTH ENDED DECEMBER 31, 2011

REPORT PREPARER:                                           AMR CORPORATION

The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verifies under penalty of perjury, that the information contained therein is complete, accurate, and truthful to the best of my knowledge.

/s/ Isabella D. Goren
Isabella D. Goren
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

Indicate if this is an amended statement by checking here:   AMENDED STATEMENT

AMR CORPORATION

INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES

Condensed Consolidated Financial Statements
Condensed Consolidated Balance Sheet as of December 31, 2011	3-4
Consolidated Statement of Operations for the month ended December 31, 2011	5
Condensed Consolidated Statement of Cash Flows for the month ended December 31, 2011	6

Notes to Condensed Consolidated Financial Statements	7

Schedules
Schedule 1: Condensed Consolidating Balance Sheet as of December 31, 2011	13-14
Schedule 2: Consolidating Statement of Operations for the month ended December 31, 2011	15
Schedule 3: Total Disbursements by Filed Legal Entity for the month ended December 31, 2011	16
Schedule 4: Schedule of Federal, State and Local Taxes Collected, Received, Due or Withheld for the month ended December 31, 2011	17
Schedule 5: Total Disbursements to Retained Professionals for the month ended December 31, 2011	18

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS-IN-POSSESSION
CONDENSED CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2011
(Unaudited) (In millions)

Assets
Current Assets
Cash	$ 283
Short-term investments	3,718
Restricted cash and short-term investments	738
Receivables, net	902
Inventories, net Fuel derivative contracts	617 97
Other current assets	402
Total current assets	6,757

Equipment and Property
Flight equipment, net	11,041
Other equipment and property, net	2,126
Purchase deposits for flight equipment	746
13,913

Equipment and Property Under Capital Leases
Flight equipment, net	323
Other equipment and property, net	70
393

International slots and route authorities	708
Domestic slots and airport operating and gate lease rights, less accumulated amortization, net	186
Other assets	1,891
$ 23,848

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS-IN-POSSESSION
CONDENSED CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2011
(Unaudited) (In millions)

Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities
Accounts payable	$ 1,007
Accrued liabilities	1,882
Air traffic liability	4,223
Current maturities of long-term debt	1,518
Current obligations under capital leases	-
Total current liabilities	8,630

Long-term debt, less current maturities	6,702
Obligations under capital leases, less current obligations	-
Pension and postretirement benefits	9,204
Other liabilities, deferred gains and deferred credits Liabilities Subject to Compromise (Note 2)	1,580 4,843

Stockholders' Equity (Deficit)
Preferred stock	-
Common stock	341
Additional paid-in capital	4,465
Treasury stock	(367)
Accumulated other comprehensive income (loss)	(3,964)
Accumulated deficit	(7,586)
(7,111)
$ 23,848

The accompanying notes are an integral part of these financial statements.

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS-IN-POSSESSION
CONSOLIDATED STATEMENT OF OPERATIONS
MONTH ENDED DECEMBER 31, 2011
(Unaudited) (In millions, except per share amounts)
Revenues
Passenger – American Airlines	$ 1,496
- Regional Affiliates	220
Cargo	55
Other revenues	224
Total operating revenues	1,995

Expenses
Aircraft fuel	691
Wages, salaries and benefits	597
Other rentals and landing fees	127
Maintenance, materials and repairs	90
Depreciation and amortization	88
Commissions, booking fees and credit card expense	83
Aircraft rentals	62
Food service	43
Special charges	725
Other operating expenses	217
Total operating expenses	2,723

Operating Income (Loss)	(728)

Other Income (Expense)
Interest income	2
Interest expense	(62)
Interest capitalized	4
Miscellaneous – net	(2)
(58)
Income (Loss) Before Reorganization Items	(786)
Reorganization Items, Net (Note 2)	(118)
Income (Loss) Before Income Taxes	(904)
Income tax	-
Net Loss	$ (904)

Earnings (Loss) Per Share
Basic	$ (2.70)

Diluted	$ (2.70)

Weighted Average Shares Used in Basic and Diluted Per Share Computation	335,267,398

The accompanying notes are an integral part of these financial statements.

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS-IN-POSSESSION
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
MONTH ENDED DECEMBER 31, 2011
(Unaudited) (In millions)
Net Cash Provided by (used for) Operating Activities	$ 14

Cash Flow from Investing Activities:
Capital expenditures, including aircraft lease deposits	(100)
Net (increase) decrease in short-term investments Net (increase) decrease in restricted cash and short-term investments	(1,044) (47)
Proceeds from sale of equipment and property	4
Net cash used for investing activities	(1,187)

Cash Flow from Financing Activities:
Payments on long-term debt and capital lease obligations	(2)
Proceeds from:
Issuance of debt	-
Sale leaseback transactions	-
Other	-
Net cash provided by financing activities	(2)

Net increase (decrease) in cash	(1,175)
Cash at beginning of period	1,458

Cash at end of period	$ 283

The accompanying notes are an integral part of these financial statements.

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS-IN-POSSESSION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

1. Summary of Accounting Policies

Basis of Presentation

On November 29, 2011 (the “Petition Date”), AMR Corporation (the “Company”) and certain of the Company’s direct and indirect domestic subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief (the “Chapter 11 Cases”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”), in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The Chapter 11 Cases are being jointly administered under the caption “in re AMR Corporation, et al, Case No. 11-15463-SHL.”

The Company and the other Debtors are currently operating as “debtors in possession” under the jurisdiction of the Bankruptcy Court and the applicable provisions of the Bankruptcy Code.  In general, as debtors in possession under the Bankruptcy Code, we are authorized to continue to operate as an ongoing business but may not engage in transactions outside the ordinary course of business without the prior approval of the Bankruptcy Court.  The Bankruptcy Court has granted a variety of motions that allow the Company to continue to operate its business in the ordinary course without interruption, covering, among other things, obligations to (i) employees, (ii) taxing authorities, (iii) insurance providers, (iv) independent contractors for improvement projects, (v) foreign vendors, (vi) other airlines pursuant to certain interline agreements, and (vii) certain vendors deemed critical to the Debtors’ operations.

While operating as debtors-in-possession under Chapter 11 of the Bankruptcy Code, the Debtors may sell or otherwise dispose of or liquidate assets or settle liabilities, subject to the approval of the Bankruptcy Court or otherwise as permitted in the ordinary course of business, in amounts other than those reflected in the Condensed Consolidated Financial Statements. Moreover, the Debtors have not yet prepared or filed with the Bankruptcy Court a plan of reorganization.  The ultimate plan of reorganization, which must be approved by the Bankruptcy Court, could materially change the amounts and classifications in the historical Condensed Consolidated Financial Statements.

This Monthly Operating Report (“MOR”) was prepared on a consolidated basis for the Company and its direct and indirect subsidiaries, including the subsidiary Debtors and other subsidiaries that did not file voluntary petitions for relief under Chapter 11.  This MOR is unaudited, is limited in scope, covers a limited time period, and has been prepared solely for the purpose of complying with the monthly reporting requirements for Chapter 11 debtors as required by the Office of the United States Trustee for the Southern District of New York (the “U.S. Trustee”) and the Bankruptcy Court.  This MOR does not include all the information and footnotes required by generally accepted accounting principles (“GAAP”) for complete financial statements. Therefore, there can be no assurance that the consolidated financial information presented herein is complete and readers are strongly cautioned not to place undue reliance on this MOR. This MOR should be read in conjunction with the financial statements and accompanying notes in the Company’s annual and quarterly reports that are filed with the United States Securities and Exchange Commission (the “SEC”).

In accordance with GAAP, the Debtors have applied ASC 852 “Reorganizations” (ASC 852), in preparing the Condensed Consolidated Financial Statements. ASC 852 requires that the financial statements, for periods subsequent to the Chapter 11 Cases, distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business. Accordingly, certain revenues, expenses (including professional fees), realized gains and losses and provisions for losses that are realized or incurred in the Chapter 11 Cases are recorded in reorganization items, net on the accompanying Consolidated Statement of Operations. In addition, prepetition obligations that may be impacted by the bankruptcy reorganization process have been classified on the Condensed Consolidated Balance Sheet in liabilities subject to compromise. These liabilities are reported at the amounts expected to be allowed by the Bankruptcy Court, even if they may be settled for lesser amounts (see Note 2).

The Debtors have also prepared these unaudited Condensed Consolidated Financial Statements on a going concern basis, which contemplates continuity of operations, realization of assets and satisfaction of liabilities in the ordinary course of business. Accordingly, the Debtors’ Condensed Consolidated Financial Statements do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should the Debtors be unable to continue as a going concern.

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS-IN-POSSESSION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

The accompanying Consolidated Financial Statements do not purport to reflect or provide for the consequences of the Chapter 11 Cases, other than as set forth under “liabilities subject to compromise” on the accompanying Condensed Consolidated Balance Sheet and “income (loss) before reorganization items” and “reorganization items, net” on the accompanying Consolidated Statement of Operations (see Note 2). In particular, the financial statements do not purport to show (1) as to assets, their realizable value on a liquidation basis or their availability to satisfy liabilities; (2) as to prepetition liabilities, and except as set forth in Note 2, the amounts that may be allowed for claims or contingencies, or the status and priority thereof; (3) as to shareholders’ equity accounts, the effect of any changes that may be made the Debtors’ capitalization; or (4) as to operations, the effect of any changes that may be made to the Debtors’ business.

Results of operations for the periods presented herein are not necessarily indicative of results of operations for the entire year.  The condensed consolidated financial statements include the accounts of the Company and its direct and indirect wholly owned subsidiaries (both Debtor and non-Debtor), including (i) its principal subsidiary American Airlines, Inc. (“American”) and (ii) its regional airline subsidiary, AMR Eagle Holding Corporation and its primary subsidiaries, American Eagle Airlines, Inc. (“Eagle”) and Executive Airlines, Inc. (Executive) (collectively, “AMR Eagle”). The condensed consolidated financial statements also include the accounts of variable interest entities for which the Company is the primary beneficiary. For further information, refer to the consolidated financial statements and footnotes included in the Company’s Annual Report on Form 10-K filed with the SEC on February 16, 2011 (“2010 Form 10-K”), including the Summary of Significant Accounting Policies which appears as Note 1 in the 2010 Form 10-K.

No assurance can be given as to the value, if any, that may be ascribed in the Chapter 11 proceedings to the Debtors’ various pre-petition liabilities and other securities. The Company cannot predict what the ultimate value of any of its securities may be and it remains too early to determine whether holders of any such securities will receive any distribution in the Debtors’ reorganization.  In particular, in most cases under Chapter 11 of the Bankruptcy Code, holders of equity securities receive little or no recovery of value from their investment.  Accordingly, the Debtors urge that caution be exercised with respect to existing and future investments in any of these securities or other Debtor claims.  In addition, trading in the Company’s common stock and certain debt securities on the New York Stock Exchange (the “NYSE”) was suspended on January 5, 2012, and the Company’s common stock and such debt securities were delisted by SEC from the NYSE on January 30, 2012.  On January 5, 2012, the Company's common stock began trading under the symbol “AAMRQ” on the OTCQB marketplace, operated by OTC Markets Group (www.otcmarkets.com).

Additional information about the Company’s Chapter 11 filing is available on the Internet at aa.com/restructuring. Court filings and claims information are available at amrcaseinfo.com.

2. Bankruptcy Proceedings and Reorganization Update for the Reporting Period

General Information

Notices to Creditors; Effect of Automatic Stay. The Debtors have begun the process of seeking to notify all known current or potential creditors that the Chapter 11 Cases had been filed. Subject to certain exceptions under the Bankruptcy Code, the filing of the Debtors’ Chapter 11 Cases automatically enjoined, or stayed, the continuation of most judicial or administrative proceedings or filing of other actions against the Debtors or their property to recover on, collect or secure a claim arising prior to the Petition Date. Thus, for example, most creditor actions to obtain possession of property from the Debtors, or to create, perfect or enforce any lien against the property of the Debtors, or to collect on monies owed or otherwise exercise rights or remedies with respect to a prepetition claim, are enjoined unless and until the Bankruptcy Court lifts the automatic stay as to any such claim. Vendors are being paid for goods furnished and services provided after the Petition Date in the ordinary course of business.

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS-IN-POSSESSION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Appointment of Creditors’ Committee. On December 5, 2011, the U.S. Trustee for the Southern District of New York appointed an official committee of unsecured creditors (the “Creditors’ Committee”) for the Chapter 11 Cases.  The Bankruptcy Code provides for the U.S. Trustee to appoint a statutory committee of creditors holding unsecured claims as soon as practicable after the commencement of a Chapter 11 case.  The statutory creditors’ committee ordinarily consists of holders of the seven largest unsecured claims who are willing to serve.  Generally, a statutory creditors’ committee represents the interests of all unsecured creditors in a bankruptcy case.

Rejection of Executory Contracts.  Under Section 365 and other relevant sections of the Bankruptcy Code, the Debtors may assume, assume and assign, or reject certain executory contracts and unexpired leases, including, without limitation, aircraft and aircraft engines (collectively, “Aircraft Property”) and leases of real property, subject to the approval of the Bankruptcy Court and certain other conditions. Under the Bankruptcy Code, the Debtors’ rights to assume, assume and assign, or reject unexpired leases of non-residential real estate expire on March 27, 2012 (subject to further extension by the Bankruptcy Court). In general, rejection of an executory contract or unexpired lease is treated as a prepetition breach of the executory contract or unexpired lease in question and, subject to certain exceptions, relieves the Debtors from performing their future obligations under such executory contract or unexpired lease but entitles the contract counterparty or lessor to a prepetition general unsecured claim for damages caused by such deemed breach. Counterparties to such rejected contracts or leases have the right to file claims against the Debtors’ estate for such damages. Generally, the assumption of an executory contract or unexpired lease requires the Debtors to cure existing defaults under such executory contract or unexpired lease.

Any description of an executory contract or unexpired lease elsewhere in these Notes, including where applicable the Debtors’ express termination rights or a quantification of their obligations, must be read in conjunction with, and is qualified by, any rights the Debtors have under Section 365 of the Bankruptcy Code.

The Debtors expect that liabilities subject to compromise and resolution in the Chapter 11 Cases will arise in the future as a result of damage claims created by the Debtors’ rejection of various executory contracts and unexpired leases.

Special Protection Applicable to Leases and Secured Financing of Aircraft and Aircraft Equipment. Notwithstanding the general discussion above of the impact of the automatic stay, under Section 1110 of the Bankruptcy Code (“Section 1110”), beginning 60 days after filing a petition under Chapter 11, certain secured parties, lessors and conditional sales vendors may have a right to take possession of certain qualifying Aircraft Property that is leased or subject to a security interest or conditional sale contract, unless the Debtors, subject to approval by the Bankruptcy Court, agree to perform under the applicable agreement, and cure any defaults as provided in Section 1110 (other than defaults of a kind specified in Section 365(b)(2) of the Bankruptcy Code).  Taking such action does not preclude the Debtors from later rejecting the applicable lease or abandoning the Aircraft Property subject to the related security agreement.

The Debtors may extend the 60-day period by agreement of the relevant financing party, with Bankruptcy Court approval. In the absence of an agreement and cure as described above or such an extension, the financing party may take possession of the Aircraft Property and enforce any of its contractual rights or remedies to sell, lease or otherwise retain or dispose of such equipment.

The 60-day period under Section 1110 in the Chapter 11 Cases expired on January 27, 2012. In accordance with the Bankruptcy Court’s Order Authorizing the Debtors to (i) Enter into Agreements Under Section 1110(a) of the Bankruptcy Code, (ii) Enter into Stipulations to Extend the Time to Comply with Section 1110 of the Bankruptcy Code and (iii) File Redacted Section 1110(b) Stipulations, dated December 23, 2011, the Debtors have entered into agreements to extend the automatic stay or agreed to perform and cure defaults under financing agreements with respect to certain aircraft in their fleet and other Aircraft Property. While the Debtors have reached agreements on, or agreements on key aspects of, renegotiated terms with respect to certain of their Aircraft Properties and are continuing to negotiate terms with respect to many of their other Aircraft Property financings, the ultimate outcome of these negotiations cannot be predicted with certainty. To the extent the Debtors are unable to reach definitive agreements with Aircraft Property financing parties, those parties may seek to repossess the subject Aircraft Property. The loss of a significant number of aircraft could result in a material adverse effect on the Debtors’ financial and operating performance.

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS-IN-POSSESSION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Magnitude of Potential Claims The Debtors will file with the Bankruptcy Court schedules and statements of financial affairs setting forth, among other things, the assets and liabilities of the Debtors, subject to the assumptions filed in connection therewith. All of the schedules are subject to further amendment or modification.

Bankruptcy Rule 3003(c)(3) requires the Bankruptcy Court to fix the time within which proofs of claim must be filed in a Chapter 11 case pursuant to section 501 of the Bankruptcy Code. This Bankruptcy Rule also provides that any creditor who asserts a claim against the Debtors that arose prior to the Petition Date and whose claim (i) is not listed on the Debtors’ schedules or (ii) is listed on the schedules as disputed, contingent, or unliquidated, must file a proof of claim. The Bankruptcy Court has not yet established a date and time by which such proofs of claim must be filed.

Differences between amounts scheduled by the Debtors and claims by creditors will be investigated and resolved in connection with the claims resolution process. In light of the expected number of creditors, the claims resolution process may take considerable time to complete. Accordingly, the ultimate number and amount of allowed claims is not presently known, nor can the ultimate recovery with respect to allowed claims be presently ascertained.

Liabilities Subject to Compromise

The following table summarizes the components of liabilities subject to compromise included on the Consolidated Balance Sheet as of December 31, 2011:

(in billions)

Debt and accrued interest	$ 2.5
Aircraft Property lease and facility bond related obligations	1.9
Accounts payable and other accrued liabilities	0.4
Total liabilities subject to compromise	$ 4.8

Liabilities subject to compromise refers to prepetition obligations which may be impacted by the Chapter 11 reorganization process. These amounts represent the Debtors’ current estimate of known or potential prepetition obligations to be resolved in connection with the Chapter 11 Cases.

Differences between liabilities the Debtors have estimated and the claims filed, or to be filed, will be investigated and resolved in connection with the claims resolution process. The Company will continue to evaluate these liabilities throughout the Chapter 11 proceedings and adjust amounts as necessary. Such adjustments may be material. In light of the expected number of creditors, the claims resolution process may take considerable time to complete. Accordingly, the ultimate number and amount of allowed claims is not presently known.

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS-IN-POSSESSION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Reorganization Items, net
Reorganization items refer to revenues, expenses (including professional fees), realized gains and losses and provisions for losses that are realized or incurred in the Chapter 11 proceedings. The following table summarizes the components included in reorganization items, net on the Consolidated Statements of Operations for the month ended December 31, 2011:

(in millions)

Aircraft financing renegotiations and rejections (1) (2)	$ 102
Professional fees	14
Other	2
Total reorganization items, net	$ 118

(1)
The Debtors record an estimated claim associated with the rejection of an executory contract or unexpired lease when a motion is filed with the Bankruptcy Court to reject such contract or lease and the Debtors believe that it is probable the motion will be approved and there is sufficient information to estimate the claim. The Debtors record an estimated claim associated with the renegotiation of an executory contract or unexpired lease when the renegotiated terms of such contract or lease are not opposed or are otherwise approved by the Bankruptcy Court and there is sufficient information to estimate the claim.

(2)	Estimated allowed claims from rejecting the financing arrangements relating to 24 aircraft. Such rejections have been approved by the Bankruptcy Court.

Claims related to reorganization items are reflected in liabilities subject to compromise on the Consolidated Balance Sheet as of December 31, 2011.

Interest Expense
In accordance with ASC 852, the Debtors record interest expense only to the extent (1) interest will be paid during the Chapter 11 Cases or (2) it is probable that the Bankruptcy Court will allow a claim in respect of such interest. Interest expense recorded on the Consolidated Statements of Operations totaled $62 million for the month ended December 31, 2011.  Contractual interest expense (including interest expense that is associated with obligations in liabilities subject to compromise) during this period totaled $69 million.

Insurance
Premiums to date for all insurance policies, including workers’ compensation and disability insurance, have been paid in accordance with each respective policy's payment terms. No payments are past due.

Restricted Cash and Short-term Investments
The Company has restricted cash and short-term investments related primarily to collateral held to support projected workers’ compensation obligations and funds held for certain tax obligations.

3. Special Charges

The Company recorded special charges of $725 million in December 2011, which is primarily attributable to the impairment of certain aircraft.

As previously announced, American entered into agreements with Airbus and Boeing in the second quarter of 2011 under which it plans to acquire 460 narrowbody aircraft from the Boeing 737 and Airbus A320 families during the period 2013-2022.  The Bankruptcy Court has not yet approved American’s assumption of those contracts under the Bankruptcy Code, but has approved American’s continuing to accept delivery of Boeing 737 aircraft for the remainder of 2012, subject to certain limitations.  In connection with these Boeing and Airbus aircraft agreements and the Company’s anticipated acceleration of its fleet renewal and replacement plan, the Company evaluated the useful lives of certain fleets including McDonnell Douglas MD-80, Boeing 757 and Boeing 767 aircraft.  Upon finalization of the fleet plan in the fourth quarter of 2011 (prior to the filing of the Chapter 11 Cases), the Company concluded that a triggering event had occurred, requiring that certain assets be tested for impairment.  As a result of this test, the Company concluded the carrying value of Boeing 757 aircraft used in its domestic markets was no longer recoverable.  Consequently, the 2011 results will include an impairment charge of $713 million to write these and certain related long-lived assets down to their estimated fair values.  The impairment charge is non-cash.

AMR CORPORATION, ET AL.                                                                                                                                                         Schedule 1
DEBTORS AND DEBTORS-IN-POSSESSION
CONDENSED CONSOLIDATING BALANCE SHEET
DECEMBER 31, 2011
(Unaudited) (In millions)
	Debtors	Non-Debtors	Eliminations & Adjustments	Consolidated
Assets
Current Assets
Cash	$282	$1	$-	$283
Short-term investments	3,718	-	-	3,718
Restricted cash and short-term investments	738	-	-	738
Receivables, net	898	17	(13)	902
Inventories, net Fuel derivative contracts	617 97	- -	- -	617 97
Other current assets	401	1	-	402
Total current assets	6,751	19	(13)	6,757

Equipment and Property
Flight equipment, net	11,041	-	-	11,041
Other equipment and property, net	2,125	1	-	2,126
Purchase deposits for flight equipment	746	-	-	746
	13,912	1	-	13,913

Equipment and Property Under Capital Leases
Flight equipment, net	323	-	-	323
Other equipment and property, net	70	-	-	70
	393	-	-	393

International slots and route authorities	708	-	-	708
Domestic slots and airport operating and gate lease rights, less accumulated amortization, net	186	-	-	186
Other assets	2,162	99	(370)	1,891
	$24,112	$119	$(383)	$23,848

AMR CORPORATION, ET AL.                                                                                                                                          Schedule 1 (Continued)
DEBTORS AND DEBTORS-IN-POSSESSION
CONDENSED CONSOLIDATING BALANCE SHEET
DECEMBER 31, 2011
(Unaudited) (In millions)
	Debtors	Non-Debtors	Eliminations & Adjustments	Consolidated
Liabilities and Stockholders’ Equity (Deficit)
Current Liability
Accounts payable	$1,165	$(144)	$(14)	$1,007
Accrued liabilities	1,889	-	(7)	1,882
Air traffic liability	4,223	-	-	4,223
Current maturities of long-term debt	1,518	-	-	1,518
Current obligations under capital leases	-	-	-	-
Total current liabilities	8,795	(144)	(21)	8,630

Long-term debt, less current maturities	6,801	-	(99)	6,702
Obligations under capital leases, less current obligations	-	-	-	-
Pensions and postretirement benefits Other liabilities, deferred gains and deferred credits	9,204 1,580	- -	- -	9,204 1,580
	17,585	-	(99)	17,486

Liabilities Subject to Compromise Stockholders’ Equity (Deficit)	4,843	-	-	4,843
Preferred stock	-	-	-	-
Common stock	341	1	(1)	341
Additional paid-in-capital	4,465	250	(250)	4,465
Treasury stock Accumulated Other Comprehensive Income (Loss)	(367) (3,964)	- -	- -	(367) (3,964)
Accumulated Deficit	(7,586)	12	(12)	(7,586)
	$24,112	$119	$(383)	$23,848

AMR CORPORATION, ET AL.                                                                                                                                                        Schedule 2
DEBTORS AND DEBTORS-IN-POSSESSION
CONSOLIDATING STATEMENT OF OPERATIONS
MONTH ENDED DECEMBER 31, 2011
(Unaudited)
	Debtors	Non-Debtors	Eliminations & Adjustments	Consolidated
Revenues
Passenger – American Airlines	$ 1,496	$ -	$ -	$ 1,496
- Regional Affiliates	220	-	-	220
Cargo	55	-	-	55
Other revenues	224	1	(1)	224
Total operating revenues	1,995	1	(1)	1,995

Expenses
Aircraft fuel	691	-	-	691
Wages, salaries and benefits	597	-	-	597
Other rentals and landing fees	127	-	-	127
Maintenance, materials and repairs	90	-	-	90
Depreciation and amortization	88	-	-	88
Commissions, booking fees and credit card expense	83	-	-	83
Aircraft rentals	62	-	-	62
Food service	43	-	-	43
Special charges	725	-	-	725
Other operating expenses	217	1	(1)	217
Total operating expenses	2,723	1	(1)	2,723

Operating Income (Loss)	(728)	-	-	(728)

Other Income (Expense)
Interest income	2	-	-	2
Interest expense	(62)	-	-	(62)
Interest capitalized	4	-	-	4
Miscellaneous – net	(2)	-	-	(2)
	(58)	-	-	(58)
Income (Loss) Before Reorganization Items	(786)	-	-	(786)
Reorganization Items, Net	(118)	-	-	(118)
Income (Loss) Before Income Taxes	(904)	-	-	(904)
Income tax	-	-	-	-
Net Loss	$ (904)	$ -	$ -	$ (904)

AMR CORPORATION, ET AL.                                                                                                                                                          Schedule 3
DEBTORS AND DEBTORS-IN-POSSESSION
TOTAL DISBURSEMENTS BY FILED LEGAL ENTITY
MONTH ENDED DECEMBER 31, 2011*
(Unaudited) (In thousands)

Legal Entity	Case Number	Disbursements

American Airlines Realty (NYC) Holdings, Inc.	11-15462	$ 42

AMR Corporation	11-15463	-
American Airlines, Inc.	11-15464	2,101,823

AMR Eagle Holding Corporation	11-15465	-
Americas Ground Services, Inc.	11-15466	356

PMA Investment Subsidiary, Inc.	11-15467	-

SC Investment, Inc.	11-15468	-

American Eagle Airlines, Inc.	11-15469	63,592

Executive Airlines, Inc.	11-15470	11,082

Executive Ground Services, Inc	11-15471	256

Eagle Aviation Services, Inc.	11-15472	1,981
Admirals Club, Inc.	11-15473	-
Business Express Airlines, Inc	11-15474	-
Reno Air, Inc.	11-15475	-
AA Real Estate Holding GP LLC	11-15476	-
AA Real Estate Holding L.P.	11-15477	-
American Airlines Marketing Services LLC	11-15478	651
American Airlines Vacations LLC	11-15479	1,191
American Aviation Supply LLC	11-15480	8,027
American Airlines IP Licensing Holding, LLC	11-15481	-
		$ 2,189,001

*This schedule contains total disbursements from the Petition Date (November 29, 2011) through December 31, 2011.

AMR CORPORATION, ET AL.                                                                                                                                                          Schedule 4
DEBTORS AND DEBTORS-IN-POSSESSION
SCHEDULE OF FEDERAL, STATE AND LOCAL TAXES COLLECTED, RECEIVED, DUE OR WITHHELD
MONTH ENDED DECEMBER 31, 2011
(Unaudited) (In millions)
Payroll Taxes
Gross wages and salaries paid or incurred(3)	$ 411.0
Payroll taxes withheld employee	76.3
Payroll taxes withheld employer	24.5
Total payroll taxes withheld	100.8
Amount of payroll tax remitted to tax authorities	93.0
Date(s) remitted to tax authorities	Various

Sales & Use Taxes
Sales & use tax collected and incurred	5.5
Amount of sales & use tax remitted to tax authorities(1)	4.1
Date(s) remitted to tax authorities	Various

Federal Transportation Tax
Federal transportation tax collected	88.0
Amount of federal transportation tax remitted to Internal Revenue Service(1)	101.7
Date(s) remitted to tax authorities	12/9 & 12/23

Passenger Facility Charges
Passenger facility charges collected	21.6
Amount of passenger facility charges remitted to airport authorities(1)	27.2
Date(s) remitted to airport authorities	12/29
U.S. Security Fees
U.S. Security Fees collected	15.1
Amount of U.S. Security Fees remitted to Transportation Security Administration(1)	18.5
Date(s) remitted to Transportation Security Administration	12/29
Customs User Fees
Customs user fees collected	4.4
Amount of customs user fees remitted to Customs and Border Protection Agency(2)	-
Date(s) remitted to Customs and Border Protection Agency	n/a
Immigration User Fees
Immigration user fees collected	5.5
Amount of immigration user fees remitted to Customs and Border Protection Agency(2)	-
Date(s) remitted to Customs and Border Protection Agency	n/a
Animal and Plant Health Inspection Service (APHIS) Fees
APHIS user fees collected	4.1
Amount of user fees remitted to U.S. Department of Agriculture(2)	-
Date(s) remitted to U.S. Department of Agriculture	n/a

Property taxes paid	2.5

(1) Tax is remitted one month in arrears of collection month. Amounts noted reflect actual collections and remittances during the month ended December 31, 2011.
(2) Tax is remitted quarterly. Amounts noted reflect actual collections and remittances during the month ended December 31, 2011. No remittance was due in the month of December.
(3) Payroll tax remittance does not equal taxes withheld because of tax entity payment timing requirements.

AMR CORPORATION, ET AL.                                                                                                                                                          Schedule 5
DEBTORS AND DEBTORS-IN-POSSESSION
TOTAL DISBURSEMENTS TO RETAINED PROFESSIONALS
MONTH ENDED DECEMBER 31, 2011
(Unaudited) (In thousands)

Retained Professionals	Disbursements(1)

Debtors’ Advisors and Notice and Claims Agent:

Advisors to Unsecured Creditors’ Committee:

$ -

(1)
The Debtors have filed applications with the Bankruptcy Court to retain certain legal and financial professionals to advise them in the Chapter 11 Cases.  In addition, the Creditors’ Committee will also seek to retain certain legal and financial professionals in connection with the Chapter 11 Cases. As of December 31, 2011, estimated based on the Debtors’ books and records, the Debtors accrued $14 million of professional fees relating to such professionals, as indicated in Note 2 to the Condensed Consolidated Financial Statements.  Any payments to such professionals will be made in accordance with applicable orders of the Bankruptcy Court.